Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Christopher & Banks Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-30554, 333-95109, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625, 333-153170, 333-170249 and 333-174509) of Christopher & Banks Corporation and subsidiaries of our report dated April 12, 2012, with respect to the consolidated balance sheet of Christopher & Banks Corporation and subsidiaries as of January 28, 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the transition period ended January 28, 2012, the related financial statement schedule as of and for the transition period ended January 28, 2012, and the effectiveness of internal control over financial reporting as of January 28, 2012, which report appears in the January 28, 2012 transition report on Form 10-K of Christopher & Banks Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
April 12, 2012